CASH PROVISIONING AGREEMENT

This CASH PROVISIONING AGREEMENT (“Agreement”) is entered into and is effective this June 1, 2009 by and among U.S. Bank National Association, doing business as Elan Financial Services (“Elan”), with offices located at 1255 Corporate Drive, Irving, TX 75038, Nationwide Money Services with its principal office located at 7800 Belfort Parkway, Suite 165, Jacksonville, FL 32256 (“ATM Owner”), Nationwide Money Services with its principal office located at 7800 Belfort Parkway, Suite 165, Jacksonville, FL 32256 (“ATM Manager”), and Pendum, LLC, with its principal office located at 4610 S. Ulster, Suite 300 Denver, CO 80237 (“Carrier”), each referred to herein as a “Party” and collectively referred to herein as “Parties.”

PURPOSE

This Agreement is for the purpose of enabling Elan to provide Currency (as hereinafter defined), through the services of Carrier, to the ATM Manager for use in the operation of the ATMs (as hereinafter defined) belonging to the ATM Owner, without transferring ownership of the Currency from Elan, and to provide rights and responsibilities for all Parties having access to the ATMs, including without limitation, the entity providing maintenance services for the ATMs, as such access relates to the Currency provided by and belonging to Elan.

RECITALS

WHEREAS, ATM Owner owns and/or manages for others a number of automated teller machines (individually and collectively the “ATMs”) located in various sites throughout the United States, which sites are accessible to customers of Elan and other financial institutions for the provision of certain banking services on a daily basis; and

WHEREAS, ATM Manager is responsible for the proper operation of the ATMs; and

WHEREAS, ATM Manager has a need for supplies of Currency with which to operate the ATMs; and

WHEREAS, Elan provides various services to ATM operators and independent sales organizations incidental to the ownership and operation of ATMs; and

WHEREAS, Elan will, through the use of Carrier and under certain conditions, supply Currency to ATM Manager for use in the ATMs; and

WHEREAS, the Currency supplied by Elan shall be in a bailment relationship between Elan and ATM Manager, intended to allow ATM Manager the use of the money for proper operation of the ATMs, indirectly providing benefits to customers of Elan who use the ATMs.

NOW, THEREFORE, in consideration of the covenants and conditions contained in this Agreement and for other good and valuable consideration, the receipt and sufficiency of which is acknowledged, the Parties hereto, intending to be legally bound, agree to the terms and conditions set forth below.

I.	DEFINITIONS.

A.	“Confidential Information” shall mean information and proprietary materials of a Party as defined more fully in Section VI.

B.
“Currency” means United States legal tender issued in the form of a Federal Reserve Note by the United States Federal Reserve Banks or a United States Note by the United States Treasury Department, owned by Elan and provided for the use of ATM Owner under the terms and conditions set forth in this Agreement.

C.	“Electronic Lock” shall mean a Kaba Man Cencon 2000 lock or such other ATM electronic lock as is agreed by the Parties as an equivalent lock.

Version 1207

D.
“Loss” shall mean the loss of Elan's Currency, and costs and expenses of Elan incidental thereto, resulting from theft, holdup, burglary, extortion, wrongful abstraction from an ATM, fire, destruction, disappearance, defalcation, mysterious disappearance, misappropriation, shortage, and any other type of casualty or loss, whether explained or unexplained.

II.
BAILMENT. This Agreement shall create a bailment relationship between Elan, as bailor, and ATM Manager, as bailee, for the specific purpose of Elan’s delivery of Currency to Carrier, as agent for Elan, for use in the ATMs.

A.
Amount of Currency. The amount of Currency that shall be delivered from time to time in amounts based upon the ATM operational needs, as determined by the volume and frequency of withdrawals from the ATMs documented by the ATM Manager in the ATMs settlement process, up to the total amount outstanding at any point in time as set forth in Exhibit A, attached hereto and made a part hereof. At no time will Elan be obligated to deliver an amount of Currency which, in total, exceeds the amount set forth in Exhibit A, unless a greater amount is agreed to in writing by Elan.

B.
Ownership of Currency. Notwithstanding that the Currency may be in the physical possession or custody of someone other than Elan, including without limitation, the ATMs, the Parties acknowledge and agree that until dispensed from an ATM to a customer of that ATM, the Currency shall be the sole and exclusive property of Elan and neither ATM Owner, nor ATM Manager, nor Carrier, nor any third party shall have any interest (including without limitation, legal, equitable or security interest) in or to such Currency. In no event will legal title to the Currency pass to ATM Owner, ATM Manager or Carrier.

C.
Acceptance of Bailment.  From and after delivery of Currency to the ATMs by Carrier, and until the Currency is dispensed from the ATMs to customers of the ATMs and the amount thereof is repaid to Elan, plus Elan’s fees and charges, the ATM Owner and the ATM Manager hereby jointly and severally assume all responsibility and bear all risk of loss for the transfer, handling and settlement of the Currency, including without limitation, loss suffered or created by theft, damage, destruction, fraud, dispute resolution or incorrect dispensing. ATM Owner and ATM Manager shall jointly and severally indemnify, defend and hold Elan harmless from any loss, cost or expense incurred by Elan with regard to the Currency. Carrier shall indemnify, defend and hold Elan harmless from any Loss incurred by Elan if such Loss is the responsibility of Carrier as described in Exhibit B, attached hereto and incorporated herein by this reference.

D.
Processing Agreement.  The Parties agree that as of the Effective Date hereof, ATM Manager has entered into that certain processing agreement (“Elan Processing Agreement”) with Elan that governs Elan’s processing ATM Owner’s ATMs.  Elan or ATM Manager may terminate this Agreement without penalty in the event the Elan Processing Agreement is terminated.

E.
Termination Rights.  Elan may, at any time, terminate ATM Manager’s right to hold the Currency under this bailment and take such action necessary to recover the Currency from the ATMs.  ATM Manager and ATM Owner shall vigorously oppose any attempts made by a creditor of ATM Manager or ATM Owner to levy the Currency placed in the ATMs by Elan or its Carrier.  If Elan terminates the bailment, ATM Manager and ATM Owner shall comply with all post termination responsibilities under this Agreement.

III.	SERVICE AND ACCESS.

A.
Servicing the ATMs.  The ATM Manager shall maintain the ATMs, including without limitation, replenishing the transaction receipts and all levels of maintenance for the ATMs. This maintenance shall be accomplished by ATM Manager at a level that, at a minimum, meets the standards of the ATM industry. ATM Manager shall have no access to the ATM vault, the Currency contained in the ATMs, or any form of deposits contained within the ATMs.

B.
Access to the Currency.  During the Term of this Agreement and until Elan recovers all the Currency, or its equivalent in another payment medium, and all the fees due Elan, ATM Owner and ATM Manager shall have no access to Elan’s vault, the vault of the Carrier, or to the vault of any ATMs which contain the Currency supplied by Elan.  Only the Carrier shall have access to the Currency during transport and only the Carrier may have access to the Currency contained in the ATMs.  Elan and Carrier may engage in a separate agreement for the provision of services to transport the Currency, provided such agreement does not alter the obligations of each of them under this Agreement and does not alter the liability of either of them to the other Parties to this Agreement in a manner that is inconsistent with the terms of this Agreement, including without limitation the obligations of Carrier contained in Exhibit B. Carrier expressly recognizes and acknowledges the ownership rights of Elan in and to the Currency that is provided by Elan for use in the ATMs. Carrier also recognizes and acknowledges the bailment relationship existing between ATM Manager and Elan with respect to the handling of the Currency. ATM Manager and ATM Owner agree that Elan shall be the sole and exclusive source of cash for the ATMs listed on Exhibit D through the end of the Term.

IV.	TERM AND TERMINATION.

A.
Term. The initial term of this Agreement shall be for a period of two (2) years, commencing on the date of the signature of the last Party to sign the Agreement (“Initial Term”).  Thereafter, this Agreement shall automatically renew for additional periods of one (1) year (each a “Renewal Term”) unless a Party gives the other Parties written notice of its intent to terminate at least sixty (60) days prior to the end of the Initial Term or any Renewal Term.  Together the Initial Term and, collectively, any Renewal Terms shall be the “Term”.

B.	Termination.

1.	Any Party may terminate this Agreement at any time upon written notice to the other Parties in the event of the occurrence of one of the following:

(a)
One of the other Parties (i) terminates or suspends its business, (ii) becomes subject to any bankruptcy or insolvency proceeding under Federal or state statute, (iii) becomes insolvent or becomes subject to direct control by a trustee, receiver or similar authority, (iv) has wound up or liquidated, voluntarily or otherwise, or (v) is acquired by another party unrelated to the acquired Party, or (vi) is required to terminate its involvement in the activities covered by the Agreement by order of a court of competent jurisdiction or a regulatory agency which governs the activities of the Party.

(b)
At least one of the other Parties materially defaults in the performance of any of its duties or obligations hereunder, which default shall not be substantially cured within thirty (30) days after notice is given to the defaulting Party specifying the default, then any of the Parties not in default may, by giving notice thereof to the defaulting Party and all the other non-defaulting Parties, terminate this Agreement for cause.

2.	Elan may terminate the Agreement immediately upon written notice to the other Parties upon the occurrence of one of the following:

(a)	An audit conducted by or on behalf of Elan reveals that Carrier has failed to segregate Elan's Currency.

(b)	An unauthorized Party or third party accesses a vault or an ATM and obtains Currency belonging to Elan.

(c)	Termination of the bailment pursuant to Section II.E.

3.	Elan or ATM Manager may terminate the Agreement immediately upon written notice to the other Parties upon termination of the Elan Processing Agreement between Elan and ATM Manager.

4.
Upon termination of this Agreement, ATM Manager shall immediately pay all sums due and owing to Elan, including without limitation, all Currency in the ATMs, which Currency shall be returned to Elan pursuant to Section Xl.F. In the event Elan directs Carrier to remove the Currency from the ATMs and the ATM Manager or ATM Owner is unwilling or unable to pay the service fees to Carrier for the removal of the Currency, Elan will pay the service fees to the Carrier for such removal of Currency from the ATMs.

5.
ATM Manager can terminate specific sites from this Agreement at its sole discretion, understanding that ATM Manager or ATM Owner may incur separate liabilities for the termination of such sites under any other agreement, which is unrelated to this Agreement.

V.	FEES AND PAYMENT.

A.
Fees. ATM Manager shall pay Elan those fees and charges as set forth on Exhibit C, attached hereto and made a part hereof, in accordance with the requirements contained therein. In the event ATM Manager fails to pay the fees and charges as agreed, ATM Owner shall be responsible for payment of the fees and charges not paid by ATM Manager. Exhibit C shall be maintained as a confidential document between Elan and ATM Manager and no other Party to this Agreement, nor any third party, shall be allowed access to such Exhibit C except as required in accordance with Section VI.B.  In the event the fees and charges are not paid in accordance with the payment obligations set forth in Exhibit C interest shall be due and payable on the unpaid balance at the lesser of 1.5% per month, or the highest rate of interest allowed by law.  Elan shall pay Carrier those fees and charges as set forth in Exhibit E, attached hereto and made a part hereof, in accordance with the requirements contained therein. Exhibit E shall be maintained as a confidential document between Elan and Carrier and no other Party to this Agreement, nor any third party, shall be allowed access to such Exhibit E.

B.
Security Account.  At the request of Elan, the ATM Manager may be required to establish a separate depository account with Elan, jointly owned in the name of Elan and ATM Manager for the benefit of Elan (the “Security Account”). At all times during the term of this Agreement, the ATM Manager shall maintain a minimum monthly balance equal to the greater of five thousand U.S. Dollars ($5,000.00) or two (2) month's projected fees and charges payable by ATM Manager to Elan as set forth in Exhibit C.  Elan may debit the Security Account to obtain payment of any fees, charges, or other obligations of ATM Manager that have not been paid as agreed from the Settlement Account.  Elan shall have the right to setoff against the Security Account any obligations for payment of fees, charges, or other obligations ATM Manager may have to Elan at any time during the Term of the Agreement and for so long thereafter as the Security Account remains open.  Elan will notify ATM Manager prior to initiating activity on the account.  The Security Account shall remain open and funded by ATM Manager in accordance with the requirements of this section for a period of ninety (90) days after termination of this Agreement.

VI.	CONFIDENTIAL INFORMATION.

The Parties acknowledge that each may have access to, or be provided with, information or documentation, which each Party regards as confidential or proprietary. The receiving parties are referred to as ‘Recipient’ and the party providing the information is referred to as `Owner'. Such information or documentation shall be dealt with as set forth below.

A.
Definition of Confidential Information. “Confidential Information” includes both information of a commercial nature and information related to customers of the ATMs. Confidential Information includes, without limitation, the following whether now in existence of hereafter created:

1.
Any information of or about Elan's consumer customers of any nature whatsoever, and specifically including without limitation, the fact that someone is a customer or prospective customer of Elan, all lists of customers, former customers, applicants and prospective customers and all personal or financial information relating to and identified with such persons (“Customer Information”);

2.	All information marked as "confidential" or similarly marked, or information that the Recipient should, in the exercise of reasonable business judgment, recognize as confidential;

3.
All business, financial or technical information of the Owner and any of the Owner's vendors (including, but not limited to account numbers, and software licensed from third parties or owned by the Owner or its affiliates);

4.	The Owner's marketing philosophy and objectives, promotions, markets, materials, financial results, technological developments and other similar proprietary information and materials;

5.
All information protected by rights embodied in copyrights, whether registered or unregistered (including all derivative works), patents or pending patent applications, "know how," trade secrets, and any other intellectual property rights of the Owner or Owner's licensors;

6.
Information with respect to employees of Elan which is non-public, confidential, business related, or proprietary in nature, including, without limitation, names of employees, the employees' positions within Elan company, the fact that they are employees of Elan, contact information for employees, personal employee identification numbers, and any other information released to you regarding employees in the past and in the future; and

7.	All notes, memoranda, analyses, compilations, studies and other documents, whether prepared by the Owner, the Recipient or others, which contain or otherwise reflect Confidential Information.

B.	Essential Obligation.

1.
Confidential Information must be held in confidence and disclosed only to those• employees or agents whose duties reasonably require access to such information. Recipient must protect the Owner's Confidential Information using at least the same degree of care, but no less than a reasonable degree of care, to prevent the unauthorized use, disclosure or duplication (except as required for backup systems) of such Confidential Information as Recipient uses to protect its own confidential information of a similar nature.

2.
Because Elan is a federally-regulated financial institution that must comply with the safeguards for Customer Information contained in the Gramm-Leach-Bliley Act ("GLBA") and regulations promulgated pursuant to GLBA, ATM Owner, ATM Manager and Carrier must each establish appropriate measures designed to safeguard Customer Information. Specifically, ATM Owner, ATM Manager and Carrier must establish and maintain data security policies and procedures designed to ensure the following:

(a)	Security and confidentiality of Customer Information;

(b)	Protection against anticipated threats or hazards to the security or integrity of Customer Information;

(c)	Protection against the unauthorized access or use of Customer Information.

3.
ATM Owner, ATM Manager and Carrier must permit Elan to monitor and audit their compliance with this Section during regular business hours upon not less than 48 hours' notice to the ATM Owner, ATM Manager or Carrier and to provide to Elan copies of audits and system test results acquired by ATM Owner, ATM Manager and Carrier in relation to the data security policies and procedures designed to meet the requirements set forth above.

C.
Compelled Disclosure.  If Recipient is required by a court or governmental agency having proper jurisdiction to disclose any Confidential Information, Recipient must promptly provide to the Owner notice of such request to enable the Owner to seek an appropriate protective order.

D.
Limited Use of Confidential Information and Survival of Obligations. Recipient may use the Confidential Information only as necessary for Recipient's performance hereunder or pursuant to rights granted herein and for no other purpose. Recipient's limited right to use the Confidential Information expires upon expiration or termination of this Agreement for any reason. Recipient's obligations of confidentiality and non-disclosure survive termination or expiration for any reason of this Agreement.

E.
Disposition of Confidential Information.  Recipient must develop and maintain appropriate security measures for the proper disposal and destruction of Confidential Information. Upon Expiration of Recipient's limited right to use the Confidential Information, Recipient must return all physical embodiments thereof to Owner or, with Owner's permission, Recipient may destroy the Confidential Information. Recipient shall provide written certification to Owner that Recipient has returned, or destroyed, all such Confidential Information in Recipient's possession. Notwithstanding the foregoing, Recipient may retain one archival copy of Confidential Information, which may be used solely to demonstrate compliance with the provisions of this Section.

F.
Disclosure to Third Parties.  If disclosure of Confidential Information to third parties is required or allowed under this Agreement, Recipient must ensure that such third parties have express obligations of confidentiality and non-disclosure substantially similar to Recipient's obligations hereunder. Liability for damages because of disclosure of Confidential Information by any such third parties must be borne by Recipient.

G.	Exclusions. Except for Customer(s) information, the term "Confidential Information" excludes any portion of such information that Recipient can establish by clear and convincing evidence to have been:

1.	Publicly known without breach of this Agreement;

2.	Known by Recipient without any obligation of confidentiality, prior to disclosure of such Confidential Information; or

3.	Received in good faith from a third-party source that to Recipient's reasonable knowledge rightfully disclosed such information; or
4.	Developed independently by Recipient without reference to the Owner's Confidential Information.

H.
Remedies.  If Recipient or any of its representatives or agents breaches the covenants set forth in this Agreement, irreparable injury may result to the Owner or third parties entrusting Confidential Information to the Owner. Therefore, the Owner's remedies at law may be inadequate and the Owner shall be entitled to seek an injunction to restrain any continuing breach. Notwithstanding any limitation on Recipient's liability, the Owner shall further be entitled any other rights and remedies that it may have at law or in equity.

I.
Intrusions/Disclosures. If there is any actual or suspected theft of, accidental disclosure of, loss of, or inability to account for any Confidential Information by a Party or any of its subcontractors (collectively "Disclosure") or any unauthorized intrusions into a Party's or any of its subcontractor's facilities or secure systems, (collectively "Intrusion") the Party must immediately i) notify the other Party, ii) estimate the Disclosure's or Intrusion's effect on the other Party, iii) specify the corrective action to be taken, and iv) investigate and determine if an Intrusion or Disclosure has occurred. If, based upon the Party's investigation, the Party determines that there has been an actual Disclosure or Intrusion, the Party must promptly notify the other Party, and must promptly investigate the scope of the Disclosure or Intrusion, and must promptly take corrective action to prevent further Disclosure or Intrusion. The Party must, as soon as is reasonably practicable, make a report to the other Party including details of the Disclosure (including Customer(s)' identities and the nature of the information disclosed) or Intrusion and the corrective action the Party has taken to prevent further Disclosure or Intrusion. The Party must, in the case of a Disclosure cooperate fully with the other Party to notify the other Party's Customer(s) as to the fact of and the circumstances of the Disclosure of the Customer's particular information. Additionally, the Party must cooperate fully with all government regulatory agencies or law enforcement agencies having jurisdiction and authority for investigating a Disclosure or any known or suspected criminal activity.

VII.	LIMITATION OF LIABILITY, WARRANTIES AND INDEMNIFICATION.

A.
LIMITATION OF LIABILITY. The Parties acknowledge that the fees for the services provided by Elan are very small in relation to the Currency provided and consequently Elan's willingness to provide the Currency is based in part upon the liability limitations contained herein. Therefore, Elan's liability hereunder shall not exceed, in the aggregate, an amount equal to the fees received by Elan during the three (3) months prior to any claim made against Elan for damages. In no event will Elan, or its agents, officers, directors, or employees be liable for any indirect, exemplary, punitive, special, or consequential damages. Except as set forth in Exhibit B. Carrier and its agents, officers, directors, or employees shall not be liable for any indirect, exemplary, punitive, special, or consequential damages.

B.
WARRANTY DISCLAIMER.  EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, ELAN DISCLAIMS ANY AND ALL WARRANTIES CONCERNING ANY PRODUCTS OR SERVICES PROVIDED UNDER THE AGREEMENT, WHETHER EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

C.
INDEMNIFICATION.  ATM Owner, ATM Manager, Carrier and Elan shall indemnify, defend and hold harmless each other and their respective agents, officers, directors and agents against all claims made by third parties arising out of this Agreement and for all attorneys' fees and other costs and expenses paid or incurred by the indemnified Party in the enforcement of the Agreement, including without limitation, those resulting from any breach of the Agreement or from any transaction occurring pursuant to the Agreement. Notwithstanding the foregoing, Carrier shall not be liable for any indirect, exemplary, punitive, special or consequential damages.

VIII.	REPRESENTATIONS AND WARRANTIES OF THE PARTIES.

ATM Owner, ATM Manager, Carrier and Elan, as appropriate, hereby represent and warrant as follows and acknowledge that the other parties are relying on such representations and warranties in entering into this Agreement:

A.
ATM Owner has full and complete legal title to the ATMs or the right to possess and use the ATMs, and, except as set forth on Schedule 1 hereof, the ATMs are free and clear of any prior claims, security interests, pledges, attachment proceedings, seizures, mortgage, lien, judgment, execution process or other encumbrance and ATM Owner has the legal authority to place Elan's Currency into the ATMs.

B.
Except as set forth in Schedule 1, ATM Owner, ATM Manager and Carrier have not permitted, suffered or caused, nor will any of them permit, suffer or cause, as applicable, any encumbrances to be placed upon the ATMs during the Term of this Agreement. In the event any encumbrance not set forth in Schedule 1 is placed upon an ATM, the Party responsible shall immediately cause such encumbrance to be discharged, satisfied or bonded off to the satisfaction of Elan.

C.	ATM Owner and ATM Manager have the legal authority to locate and place all ATMs at the designated locations as set forth in Exhibit D attached hereto and incorporated herein by this reference.

D.
There are no pending or threatened litigations, suits, proceedings or claims against ATM Owner, ATM Manager or Carrier, nor are there any liens, contracts or court orders pending or existing which could encumber the Currency once delivered to Carrier, or otherwise placed in the ATMs.

E.	ATM Owner and ATM Manager and their agents hold the Currency as a custodian, acting in a fiduciary capacity for the benefit of Elan.

F.
Each of ATM Owner, ATM Manager, Carrier and Elan is duly organized, validly existing and in good standing pursuant to applicable state and/or federal laws under which it is organized, and each is qualified to do business in all jurisdictions as may be required for the conduct of its respective business activities hereunder. Each of ATM Owner, ATM Manager, Carrier and Elan has full power and lawful authority to (i) own and operate its assets, properties and business; (ii) carry on its business as presently conducted; and (iii) enter into and perform this Agreement. The persons executing this Agreement have full authority to bind their respective Party to the terms and conditions hereof.

G.
The execution and delivery of this Agreement by each of ATM Owner, ATM Manager, Carrier and Elan, and the performance by each such Party of its respective obligations hereof (i) are within its organizational powers; (ii) have been duly authorized by all necessary organizational action; (iii) does not and will not conflict with or constitute a breach or violation of its governing organizational documents; and (iv) does not and will not conflict with or constitute a breach or violation of any material agreement, indenture, deed of trust, lease, mortgage, loan agreement or any other material instrument or undertaking to which such Party is a party.

H.	This Agreement constitutes a valid and legally binding obligation of each of ATM Owner, ATM Manager, Carrier and Elan, enforceable against such Party in accordance with its terms and conditions.

I.	The ATM Manager and ATM Owner will make every reasonable effort to ensure that the cash remains the Bank's property.

1.	Neither the customer nor a third party has any possessory or ownership interest in the cash for purposes of 11 U.S.C. §362.
2.	It is expressly understood that no other financial institution may utilize the Elan's cash to satisfy its own requirements.

IX.	INSURANCE.

A.	ATM Owner. ATM Owner shall maintain the following insurance coverage during the Term of this Agreement:

1.	Workers' compensation and employers' liability insurance to the extent required by law covering all persons employed by ATM Owner to perform obligations under this Agreement.

2.
Commercial General liability insurance with broad form coverage covering, liability to bodily and personal injury, damage to property, false arrest, false imprisonment, malicious prosecution, defamation, liable, slander, legal liability caused by any act of ATM Owner or its employees or agents, and contractual liability coverage. The amount of this insurance must be in an amount that is reasonable prudent and necessary to cover damages from ATM Owner's failure to perform its obligations hereunder. In no event shall such coverage be less than $1 million dollars (USD) per occurrence with an aggregate limit of not less than $2 million dollars (USD).

B.
ATM Manager. ATM Manager shall obtain and maintain during the Term of this Agreement, at its sole expense, insurance sufficient to cover any and all damages, liability and obligations contemplated by this Agreement. The coverage by ATM Manager shall, at a minimum, provide for the following:

1.	Workers' Compensation and Employer's Liability insurance to the extent required by the laws of the state in which the services are performed under this Agreement.

2.
Commercial General Liability insurance, including contractual liability coverage, in an amount not less than $1 million dollars (USD) per occurrence, with an aggregate limit of not less than $2 million dollars (USD). Elan must be named as an additional insured on the policy.

3.
Automobile Liability insurance, including uninsured motorist and underinsured motorist coverage, for every vehicle that is used in the performance of ATM Manager's obligations under this Agreement, with both property damage limits and personal injury and death limits of $5 million dollars (USD) in the aggregate. If ATM Manager's agent is providing maintenance services, this section will apply to that agent.

C.
Carrier.  Carrier shall obtain and maintain during the Term of this Agreement, at its sole expense, insurance sufficient to cover any and all damages, liability and obligations contemplated by this Agreement. If Carrier's need for Currency exceeds the insurance limits specified below, Carrier shall increase such limits and provide verification thereof. The coverage by Carrier shall, at a minimum, provide for the following:

1.	Workers' compensation and employer's liability insurance to the extent required by the laws of the state in which the services are performed under this Agreement.

2.
Commercial General Liability insurance, including contractual liability coverage, in an amount not less than $ 3 million dollars (JSD) per occurrence, with an aggregate limit of not less than $10 million dollars (USD). Elan must be named as an additional insured on the policy.

3.	Fidelity insurance in an amount not less than $5 million dollars (USD) for claims arising from fraudulent or dishonest acts on the part of any representative of Carrier.

4.
Automobile Liability insurance for every vehicle that is used in the performance of Carrier's obligations under this Agreement, with both property damage limits and personal injury and death limits of $3 million dollars (USD) each per occurrence, and $10 million dollars (USD) in the aggregate.

5.
In addition, Carrier shall provide All Risk Armored Car Cargo Liability insurance covering Currency, coin, checks and other property of Elan that may be transported or be in Carrier's possession (including property at Carrier's premises, in transit, and away from Carrier's premises) against all risks of physical loss or damage, including coverage for any act or omission of Carrier or any of its employees or agents. The amount of insurance must be not less than $5 million dollars (JSD) per loss in transit (armored car coverage) and $5 million dollars (USD) per loss per vault for on- premises and vault coverage. There may be aggregate on this insurance policy, provided that the aggregate total shall be no less than the amount listed in Exhibit A. Elan must be listed as loss payee.

D.
ATM Owner, ATM Manager and Carrier will provide Elan with a Certificate of Insurance evidencing the coverage specified above for each of them. ATM Owner, ATM Manager and Carrier, as applicable, will notify Elan within one (1) business day by telephone and by written notice if any insurance required under this section is not in force at any time during the Term of this Agreement. ATM Owner, ATM Manager and Carrier shall not take any action that would invalidate or reduce coverage, and will take all action necessary to prevent coverage from being invalidated or reduced.

E.	Elan will provide At Terminal insurance, which will insure the Currency while in the ATMs. ATM Manager will pay Elan those fees and charges as set forth in Exhibit C.

F.
In addition to its other rights and obligations under this Agreement, ATM Owner shall, at its expense and sole responsibility, bolt the ATM to the floor. In the event of a loss, should it be determined that the ATM was not bolted to the floor, ATM Owner is responsible for the full amount of the loss.

X.	ACCOUNTING FOR CURRENCY.

A.
Accounting. ATM Manager, with the cooperation and assistance of Elan in its role as processing services provider shall account for all transactions at the ATMs daily and provide a daily status report with respect to each ATM, showing the amount of Currency dispensed from each and the amount of Currency remaining in the ATM. Elan in its role as Currency provider shall also prepare its own daily reconciliation for the Currency it provided. To the extent Elan's reconciliation shows a discrepancy, Elan shall, within seventy-two (72) hours of discovery of such discrepancy, provide notice to Carrier's customer service manager of the discrepancy. Elan's records shall be prima facie evidence of the Currency outstanding and delivered to the ATMs from time to time. Elan shall have the right, in its discretion to audit, inspect and settle any Currency from time to time and at any time, so as to reconcile all records of Currency held in each of the ATMs. Elan may conduct such audit and inspection procedures as it deems necessary, or as may be required by the regulatory agencies having responsibility over Elan's activities or by Elan's external auditors. Carrier shall provide Elan such access to the ATMs as is necessary for Elan to conduct its inspection and audit.

B.
ATM Reconciliation.  Elan will reconcile each ATM with the Currency load, residual and withdrawal information within five (5) days of the date of replenishment. In the event of a failure to reconcile, Elan will notify ATM Manager and Carrier. Failure of the ATM Manager to reconcile the ATM by the end of the calendar month in which the failure occurs, the failure to reconcile will be deemed to be a delinquent account and Elan may debit the Security Account for the amount of the failure. For any debit that exceeds the amount in the Security Account at the time the debit is executed, Elan may reduce the payment of monthly interchange income provided for under the Elan Processing Agreement in an amount sufficient to fully cover the failure. Elan may also offset the amounts due against any other funds of the ATM Manager on deposit with Elan or any of its affiliates.

C.
Return of Currency to Elan.  Elan acknowledges that the Currency deposited with the Carrier is intended for distribution to customers using the ATMs which have been loaded with the Currency supplied by Elan. The amount of Currency provided by Elan for use in the ATMs is returned to Elan via the transaction processing that occurs pursuant to the Processing Agreement and is not returned by payments in Currency, except for the Currency removed from the ATMs by the Carrier and delivered to Elan at the termination of the Agreement. The fees assessed for the use of the Currency by ATM Manager in the operation of the ATMs shall be based upon the actual daily balance of Currency from Elan to ATM Manager that is outstanding. The amount can only be increased by orders for additional Currency and decreased only by Currency returns or withdrawal activity.

D.	Responsibility for Loss.

1.	General Responsibilities.

(a)
ATM Manager and Carrier shall, at all times during the Term of this Agreement, maintain systems and procedures intended to prevent a Loss or the misuse of Elan's Currency.  Elan shall, at all times during the Term of this Agreement, maintain systems and procedures intended to assist in the recovery of any Loss.

(b)	ATM Manager, Carrier and Elan are responsible to promptly notify the other parties in writing within 72 hours of becoming aware of a Loss.

2.
Responsibility for Acts, Omissions or Negligence.  It is understood and agreed that ATM Manager is responsible for any Loss that occurs from the time the Currency is placed in the ATM and until the Currency is dispensed to an ATM customer or returned to Elan. Carrier is responsible for any Loss of Elan's Currency that occurs while the Currency is in Carrier's possession, or as a result of a cause set forth in Exhibit B. The Currency while in the ATM is covered by Elan's At Terminal insurance.

3.
Payment for Losses.  If an ATM Manager or Carrier is required, pursuant to an investigation, to compensate Elan for Losses, ATM Manager or Carrier, as applicable, will pay the Losses by check or ACH made payable to Elan within fourteen (14) days of conclusion of the investigation into the matter.

4.	Exclusions. ATM Manager and Carrier will not be responsible for Losses resulting from illegal or fraudulent acts of Elan employees, agents, representatives, or third-party contractors of Elan.

E.	Loss Procedures.

1.
In the event of a Loss or a difference, Elan will provide notice to ATM Manager and Carrier's CSM, as designated by Carrier from time to time, by telephone (which must be followed up with notice in writing), by facsimile (with written confirmation of receipt), by email to an address designated by the receiving party, or by a written notice mailed in the US mail by certified mail, return receipt requested of any claim for Loss within the lesser of three (3) business days after discovery of the discrepancy, or forty- five (45) days after ATM Service(s) was performed by Carrier. If the Loss results in a claim being made by Elan, the notice of claim will be provided to the attention of Carrier within the lesser of three (3) business days after discovery of the discrepancy, or forty-five (45) days after ATM Service(s) was performed by Carrier.

2.
If requested by ATM Manager or Carrier, Elan will make available to ATM Manager and Carrier all necessary and available information that directly relates to the Loss, and Elan will use commercially reasonable efforts to cause its agents, officers and employees to cooperate with and assist ATM Manager and Carrier in the investigation of such Loss, subject to applicable law and regulation regarding financial privacy and any other applicable law or regulation. Elan will maintain the records described below for all ATMs serviced by Carrier and will use its best efforts to make such records available to Carrier within seven (7) days after receipt of a written request from Carrier and in any event within twelve (12) days after receipt of written request.

(a)
As available, records of ATM activity including, but not limited to, records of transaction and ATM activity, ATM network records, error codes and ATM vault openings for a reasonable period not to exceed 60 days prior to and subsequent to any identified shortage.

(b)	ATM and vault balancing records

(c)	All other pertinent receipts and other paperwork and ATM electronic information pertaining to an identified shortage.

(d)	As available, and applicable, alarm access records of alarm by ATM site.

3.
In the event of a difference or loss, ATM Manager and Carrier will fully cooperate with Elan to investigate, and share ATM Manager's and Carrier's internal investigation report regarding any Carrier employee who had potential access to the Currency. Elan will fully cooperate with ATM Manager and Carrier to investigate the Loss, including sharing of Elan's internal investigation report with regard to any Elan employee having potential involvement in the Loss.

4.
The Party responsible for the Loss under this Agreement will make full payment of the Loss by check or ACH made payable to Elan within fourteen (14) days of the determination of Loss responsibility. Elan shall cooperate by providing information reasonably requested by the insurance carrier for ATM Manager or Carrier.

F.	Responsibilities at Termination. Upon termination of this Agreement for any reason, Carrier, ATM Manager, ATM Owner and Elan will cooperate to complete the following activities.

1.	Carrier must remove all Currency from the ATMs of ATM Owner and deliver the Currency to Carrier's cash vault.

2.	Carrier shall provide final terminal balancing activity and reports to Elan, ATM Manager and ATM Owner.

3.	Elan shall perform a final balance on each ATM and cash vault.

4.
Upon agreement by Elan, ATM Owner, ATM Manager and Carrier that all ATMs and cash vaults are in balance, Elan shall instruct Carrier as to the location where the Currency shall be delivered. Carrier will thereafter deliver the Currency to the designated location. Risk of loss of the Currency remains with Carrier until the Currency is accepted by Elan at the designated location. All fees and charges relating to the delivery of the Currency to Elan to Carrier shall be paid in accordance with Section IV.B.3.

5.	The fees for the use of the Currency shall be assessed by Elan until such time as Elan has accepted the final deposit from the Carrier.

G.
No Creditor Relationship.  Entering into this Agreement does not, nor is it intended to create a debtor-creditor or lending arrangement or relationship between Elan and any other Party. In consideration of Elan providing Currency to the ATM Manager for the ATMs, ATM Manager agrees to pay Elan the compensation determined in accordance with the terms and conditions of this Agreement, as the same may be amended from time to time.

XI.	GENERAL PROVISIONS.

A.
Accounting Principles. Where the character or amount of any item of income, revenue, costs, expenses or similar monetary calculation is required to be determined or other accounting computation is required to be made for purposes of this Agreement, this will be done in accordance with appropriate accounting principles, which shall be consistently applied.

B.
Attorneys' Fees.  If any dispute arises between the Parties regarding any Party's rights or obligations pursuant to this Agreement, the prevailing Party will be entitled to reasonable attorneys' fees attorneys' costs, expert witness fees, and court costs incurred in connection with litigation.

C.
Compliance with Laws. Each Party may rely on the other Parties' compliance with all applicable laws. Violation of applicable law by a Party which allows or permits said Party to take any action under or pursuant to this Agreement which such Party would not otherwise have been able to do or take, shall constitute a breach of this Agreement.

D.	Assignment. ATM Owner, ATM Manager and Carrier may not assign this Agreement.

E.
Force Majeure.  No Party shall be liable for a delay in performance hereunder where the cause for such delay is beyond the reasonable control of that Party. Such causes shall include, without limitation, acts of God; riots; acts of war; epidemics; governmental regulations imposed after the fact; earthquakes or other disasters ("Occurrence"). Provided, however, that, where possible, written notice of the cause of the delay shall be given, by the Party to the other Parties within three (3) days after the Occurrence, and further provided that best efforts shall be made to restore performance hereunder. If a delay by a Party lasts more than five (5) business days, any of the other Parties shall have the right to terminate this Agreement with no penalty, early termination fees, or liquidated damages applicable.

F.
Governing Law.  The rights and obligations of the Parties under this Agreement shall be governed and interpreted by the internal laws of the State of Minnesota, including the Minnesota Uniform Commercial Code, without reference to the conflict of laws rules.

G.
Jurisdiction.  The Parties hereby irrevocably submit to the nonexclusive jurisdiction of any court of the State of Minnesota or the United States of America sitting in Minneapolis, Minnesota, in any action or proceeding arising out of or relating to this Agreement, and the Parties hereby irrevocably agree that all claims in respect of such action or proceeding may be heard and determined in any such court. The Parties hereby irrevocably waive, to the fullest extent they may effectively do so, the defense of an inconvenient forum to the maintenance of such action or proceeding. The Parties agree that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

H.	Headings. The headings contained in this Agreement are for convenient reference only, and shall not be considered substantive, and shall not affect the interpretation of this Agreement.

I.	Non-Exclusive. This is not an exclusive agreement. Nothing in this Agreement is intended to restrict Elan or Carrier from entering into similar agreements with any third party.

J.
Notices.  Except as otherwise specified in Article X, Section E.1, any notice permitted or required by this Agreement must be in writing and shall be deemed given when sent by registered or certified mail, return receipt requested, or overnight delivery, and addressed as follows:

	Original:	With Copy To:
To Elan Financial Services:	Elan Financial Services ISO ATM Sale Support 1255 Corporate Drive Irving, TX 75038	U.S. Bank Legal Dept. Mail Stop BC-MN-H21N 800 Nicollet Mall Minneapolis, MN 55402 Attn: Corporate Counsel, Transaction Services

To ATM Owner:	Nationwide Money Services 7800 Belfort Pkwy, Suite 165, Jacksonville, FL 32256

To ATM Manager:	Nationwide Money Services 7800 Belfort Pkwy, Suite 165, Jacksonville, FL 32256

To Armored Carrier:	Pendum, LLC 4610 S. Ulster, Suite 300 Denver, CO 80237

K.
Relationship of the Parties. No joint venture, partnership, agency, employment relationship or other joint enterprise is contemplated by this Agreement. No employee or representative of one of the Parties shall be considered an employee of any of the other Parties. In making and performing this Agreement, the Parties shall act at all times as independent contractors, and at no time shall any Party make any commitments or incur any charges or expenses for or in the name of the other Party.

L.	Right to Audit and Obtain Reports.

1.
Elan's business operations are regularly audited by (i) various government agencies having supervisory and regulatory authority over Elan (the "Regulatory Authorities") and (ii) Elan's own internal auditors. Elan is also required to audit its vendors.

2.
ATM Owner, ATM Manager and Carrier must cooperate with Elan's efforts to meet its regulatory obligations and must comply in a timely manner with Elan's reasonable requests for documentation and information. ATM Owner, ATM Manager or Carrier's refusal or failure to comply is a material breach of this Agreement. If Elan reasonably determines that ATM Owner, ATM Manager, or Carrier's data security, internal controls, or financial stability are inadequate and not susceptible to cure within any reasonable time frame or that an unacceptable risk to Elan or Elan's customer's exists, Elan may terminate this Agreement by providing written notice to ATM Owner, ATM Manager, or Carrier. Elan will identify its reasons for such termination in the notice.

3.	The following are deemed reasonable requests of Elan, with which ATM Owner, ATM Manager, and Carrier must comply:

(a)
ATM Owner, ATM Manager and Carrier must make their books, records, and operations relating to all products and services provided to Elan or Elan's customers available for audit or inspection by the Regulatory Authorities, by Elan, or by Elan's independent auditors with at least two (2) business days advance notice from Elan.

(b)
Within five (5) business days of Elan's written request, ATM Owner, ATM Manager or Carrier must provide all applicable audit reports, including but not limited to: performance, financial, internal control and security reviews; penetration testing; intrusion detection; and firewall configuration.

(c)
If a deficiency is noted or determined in any such audit report, ATM Owner, ATM Manager or Carrier must also provide to Elan any and all documentation related to resolution of the audit deficiencies and the corrective actions implemented to prevent recurrence of such deficiency.

(d)	ATM Owner, ATM Manager or Carrier must reasonably cooperate with Elan's periodic vendor assessments. Elan is required on an annual or semi-annual basis to perform the following vendor assessments:

1.	Risk assessments with respect to the providers of goods and services for Elan's business; and

2.	Data security, internal controls and financial stability of those providers commensurate with the level of risk assessed.

(e)
Non-Publicly Traded Organizations. If ATM Owner is not listed on a recognized stock exchange in the United States, then ATM Owner shall provide unaudited financial statements, as soon as available and in any event not later than ninety-one (91) days after the end of each fiscal year of ATM Owner. ATM Owner shall provide individual tax returns of ATM Owner's principles if requested by Elan. ATM Owner agrees to provide to Elan, from time to time, such other information regarding the business, operations, affairs, and financial condition of ATM Owner as Elan may reasonably request, including all documentation supporting employee bonds and insurance policies of ATM Manager and ATM Owner.

Publicly Traded Organizations. If ATM Owner is listed on a recognized stock exchange in the United States, Elan shall obtain from publicly available sources Form 10-K, as provided by ATM Owner to the U.S. Securities and Exchange Commission.. ATM Owner agrees to provide to Elan, from time to time, such other information regarding the business, operations, affairs, and financial condition of ATM Owner as Elan may reasonably request, including all documentation supporting employee bonds and insurance policies of ATM Manager and ATM Owner.

M.
Use of Name.  All Parties agree not to refer to any other Party directly or indirectly in any promotion or advertisement, any metatag, any news release or release to any general or trade publication or any other media without the prior written consent of the Party whose information is intended to be used, which consent may be withheld at that Party's sole and complete discretion.

N.	Signage. Elan or Carrier, as agent for Elan, may post signage on the vaults of the ATMs indicating ownership of the Currency.

O.
Severability.  If any provision of this Agreement is held to be illegal, invalid or unenforceable under present or future laws effective during the Term hereof, such provision shall be fully severable; this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof; and the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance from this Agreement. Furthermore, in lieu of each such illegal, invalid or unenforceable provision, there shall be added automatically as a part of this Agreement a provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible and be legal, valid and enforceable.

P.	Successors. Subject to the foregoing, this Agreement shall be binding upon, and inure to the benefit or, the successors and permitted assigns of the Parties hereto.

Q.	Survival. Any provision of this Agreement that requires performance or grants a benefit after termination of the Agreement shall be deemed to survive the termination of the Agreement.

R.
Entire Agreement.  This Agreement and the referenced exhibits, attachments and schedules, contains the sole and complete understanding of the Parties with respect to the subject matter hereof and supersedes all prior agreements relating thereto, whether written or oral, among the Parties.

S.	Authorization. No Party hereto shall be legally bound hereunder until this Agreement has been signed by a duly authorized representative of each Party hereto.

T.	Exhibits.

Exhibit A - Currency Amounts

Exhibit B - Carrier Services

Exhibit C - Elan Fees and Charges for ATM Manager

Exhibit D - ATM Locations

Exhibit E - Elan Fees and Charges for Carrier

IN WITNESS WHEREOF, the Parties hereto, by and through their respective duly authorized representatives, do execute this Agreement as of the year and day first above written by signing their names in the appropriate place below.

ELAN FINANCIAL SERVICES		NATIONWIDE MONEY SERVICES
(“Elan”)		(“ATM Owner”)

By:	/s/ Stephen E. Gauger	By:	/s/ George A. McQuain
Print:	Stephen E. Gauger	Print:	George A. McQuain
Title:	Vice President	Title:	CEO
Date:	10/14/09	Date:

NATIONWIDE MONEY SERVICES		PENDUM, LLC
(“ATM Manager”)		(“Carrier”)

By:	/s/ George A. McQuain	By:	/s/ David Maginsky
Print:	George A. McQuain	Print:	David Maginsky
Title:	CEO	Title:	SVP and General Counsel
Date:		Date:	10/8/09

EXHIBIT A

CURRENCY AMOUNTS

I.
CURRENCY AMOUNT.  Elan shall provide up to forty million U.S. Dollars ($30,000,000.00) in the aggregate in Currency to ATM Owner and ATM Manager.  For purposes of clarity, if Elan, ATM Owner and ATM Manager enter into other contractual relationships, together, with other carriers, the total amount of Currency provided to ATM Owner and ATM Manager will not exceed thirty million U.S. Dollars ($30,000,000.00).

EXHIBIT B

CARRIER DUTIES

I.	DEFINITIONS.

The following definitions apply only to this Exhibit B.

A.
"ATM Balancing Group" means the Elan staff in Minneapolis, Minnesota or Irving, Texas that balance each ATM using the dispense activity, load and residual amounts. This group will work with Carrier to research and resolve all ATM differences.

B.
"Cash Management Group" means the Elan staff in Minneapolis, Minnesota or Irving, Texas that orders currency and discusses any currency matter with Carrier. This group serves as an escalation point for Carrier.

C.
"Distinctively and Securely Sealed" means that the container(s) used to hold the currency to be transported by Carrier has been closed and fastened with a device having a distinguishing mark that can be clearly seen and recognized as Elan's (or that of the Federal Reserve or a correspondent bank, if applicable) special mark. Said device is attached to the container(s) so that the currency is enclosed and firmly fixed therein and said device cannot be removed and reapplied to the container(s) without leaving visible external evidence of tampering with the container(s).

D.
"Dual Control" means that the services must be performed by i) Carrier's representative in the presence of one or more other qualified Carrier representatives, or ii) Carrier's representative working at all times under video camera surveillance (video camera surveillance shall provide full view of all work areas).

E.
"Emergency Cash ("E-Cash")" means an amount of Currency established by ATM Manager and Elan to replenish an ATM that runs out of Currency prior to its standard cash balancing day, or to facilitate cash requirements for the installation of a new ATM. Elan will determine the amount of Emergency Cash to be held by Carrier and/or provide the Carrier with specific instructions contained in the most recent version of Elan's E-Cash guidelines.

F.
“Emergency Cash Call” means services provided by Carrier where, upon request by ATM Manager or Elan, Carrier will make an unscheduled Replenishment trip to a particular Elan ATM. Specific Currency and ATM site locations will vary per occurrence. The cost of an Emergency Cash Call will be as established in Exhibit E.

G.	"Replenishment" means replenishment of an ATM with Currency in denominations determined by Elan.

Any other capitalized terms in this Exhibit B shall have the meaning attributed to such term in the language of the exhibit, or if no definition appears, the term shall have the meaning as set forth in the Agreement.

II.	ATM CASH REPLENISHMENT.

A.
General. Carrier shall be available Sunday through Saturday, including all holidays except Christmas Day, to replenish ATMs with Emergency Cash. Specific Replenishment requirements are set forth and communicated by Elan Cash Management. Carrier must use an armored vehicle and use a minimum of two person crews for all Replenishment services.

B.	Initial Currency Loading of a New ATM Installation shall occur within two (2) business days of the date Carrier is notified of the New ATM Installation.

C.
Property in Distinctively and Securely Sealed Shipments. Carrier will receive currency for replenishing ATMs in Distinctively and Securely Sealed Shipments from locations local to Carrier's facility providing service to the applicable ATM location, identified by Elan. Carrier will give a receipt for currency as evidence that Carrier received the currency. Carrier is responsible to safeguard such currency until it is placed in an ATM pursuant to this Agreement or until it is returned to Elan's designated agent as evidenced by a receipt for such currency from such designated agent. If the Shipment bag(s) or container(s) does not appear to be sealed, Carrier must not accept said bag(s) or container(s) from Elan or its designated agent.

D.
Currency in Property Shipment.  Carrier may obtain currency for replenishing ATMs in a currency shipment from Elan, or a third-party source as identified by Elan. Elan requires that all currency received by Carrier must be strap counted under Dual Control prior to being placed in Carrier's inventory or in an ATM vault. Carrier must report any variance in the currency count to Elan's Cash Management Group within twenty-four (24) hours of discovery, Carrier may not utilize any currency from the Shipment, and Carrier must return the strapped currency to Elan in accordance with the Cash Management Group's instructions. If no variance exists in the strap count, Carrier shall, under Dual Control, consolidate the currency and package it in secured cassettes or poly pac bags in amounts specified in Elan's written instructions for delivery to the ATM. Carrier shall not be responsible for differences within strapped packs of currency which Carrier verifies by strap count under Dual Control, it being understood and agreed that in handling any such shipment of currency, Carrier's strap count or piece count, as applicable, shall be binding and conclusive unless further investigation provides convincing evidence otherwise.

E.
Keys.  ATM Manager will provide Carrier with an adequate number of site access keys and ATM keys in order to provide timely services under this Agreement for replenishment services. Carrier is responsible for securely maintaining all keys and keeping them in good working order.

F.	ATM Supplies. ATM Manager shall provide • Carrier with a necessary reserve of all consumable supplies necessary to support the ATMs.

G.	Emergency Cash. Upon notification from ATM Manager or Elan, Carrier agrees to replenish an ATM with emergency cash with in four (4) hours, plus travel time, of such notice.

III.	VAULT CASH BALANCING.

A.	Carrier shall not allow any representative of any other entity, to have access to the cash contained in the ATMs.

B.
Carrier shall obtain currency for the ATMs only from the cash vaults designated by Elan. The amount of the currency obtained shall be as designated by Elan and shall be in accordance with the limits contained in Exhibit A.

C.
Until such time as the currency is transported to the ATMs, Carrier shall store currency received from Elan in separate lockers within Carrier's vault. In no event shall Carrier co-mingle the currency received from Elan with that received from any other financial institution.

D.
Carrier shall report all ATM funds held within its vault, including any currency that has been pre-loaded into ATM cassettes or sealed bags. ATM cassettes and sealed bags shall not be pre- loaded more than one (1) business day prior to the scheduled service day.

E.	Carrier shall notify the Cash Management Group representative at Elan appointed to work with Carrier of any vault cash overages and shortages on the day they are identified.

F.
Carrier shall hold unfit currency in inventory of currency and report it as unfit currency. When the amount of unfit currency is a full strap by denomination, Carrier shall contact the Cash Management representative for instructions on where to deposit or exchange the currency.

G.
Carrier shall correct any clerical or other error made on a vault or terminal activity summary sheet on the date such error is discovered or Carrier is informed of the error, whichever comes first. Such corrections must be made by completing a new vault or terminal activity summary sheet and under no circumstances shall the Carrier revise, backdate, or recreate a prior day's vault or terminal activity summary sheet.

IV.	ATM BALANCING.

A.	Carrier shall use a cash swap method to perform cash replenishments at all ATMs.

B.	Carrier shall provide Elan with an updated route schedule whenever a change in frequency or balancing day is made.

C.	Carrier shall complete the closeout administrative function at the ATM whenever the cash is swapped.

D.	Carrier shall fine bill count all returned/residual cash from the ATMs and shall not mark bills by strap as a method of counting back returned/residual cash.

E.	Carrier shall report returned/residual cash on the business day following service.

F.	Carrier shall handle all overages and shortages of cash as proscribed in Section C hereof.

G.	Carrier shall balance and properly close out every ATM at intervals no greater than every twenty-eight (28) days.

V.	CASH OVER/SHORT POLICY.

A.	The ATM Balancing Group will identify all cash differences and notify Carrier in accordance with Section X.E of the Agreement.

B.	Reimbursement of Elan for any shortages shall be accomplished in accordance with Section X.D of the Agreement

C.	If Carrier is swapping cassettes, Carrier shall configure all cash cassettes properly to ensure that the correct currency denomination is dispensed.

1.
In the event that Carrier discovers that a cassette is not configured properly, configures a cassette incorrectly, or loads the cassettes in an ATM improperly, Carrier will perform that corrective activities set forth in b.

2.
For incorrect loading of cassettes as described in a., Carrier shall: i) immediately perform a full cash balance on the ATM and correct the improper configuration of a cassette or the incorrect loading of cassettes in an ATM; ii) immediately notify Elan's ATM Cash Balancing Department and ATM Manager via telephone and provide specific information of the error that has occurred; and iii) include specifics regarding the error on the next business day's vault summary.

D.
Cash difference caused by a clerical error on the vault or terminal activity summary sheet, require Carrier to make a correction on the vault or terminal activity summary sheet on the date Carrier discovers or is informed of the error.

E.
Elan will provide Carrier with a notice of a Loss and a claim for reimbursement in accordance with the requirements of Section X.E of the Agreement and provide the information called for in said Section X.E of the Agreement. If requested by Carrier, and to the extent available, Elan and ATM Manager will provide Carrier with additional information that is reasonably necessary for Carrier to conduct its investigation.

VI.	TIMING REQUIREMENTS FOR REPORT VAULT/AMT BALANCING ACTIVITY.

A.	Carrier shall use the reporting format and delivery as required by Elan.

B.	Carrier shall provide Elan with a vault summary each business day, including business days when Carrier has performed no services.

C.	Carrier shall provide Elan with a terminal activity summary on a daily basis, including business days when Carrier has performed no services.

D.
Carrier shall provide the vault summary and terminal activity summary via facsimile or email to Elan ATM Cash Management no later than 2:00 p.m. Central Time on the business day following the day for which the report was prepared.

E.	The Carrier shall include in the vault summary and terminal summary activity reports detail regarding previous cycle activity.

VII.	ATM SERVICE MEETS.

If ATM Manager deems that a call necessitates access to the cash or the vault, ATM Manager must make a request that Carrier meet the ATM Manager at the ATM. All parties must make best efforts to schedule the meet expeditiously. Carrier agrees that it will make personnel available for the meet not to exceed four (4) hours of the request from ATM Manager. The cost of meetings will be detailed in Exhibit C and Exhibit E and will be invoiced to ATM Manager by Elan.

VIII.	CARRIER PERSONNEL REQUIREMENTS.

A.
Training.  It is Carrier's responsibility to ensure that appropriate training is provided to its employees, representatives, agents and other individuals who will perform Carrier's obligations set forth in this Agreement and the attached exhibits, including but not limited to the ability to recognize and escalate to Elan the need for Bio-hazard services to be provided by a third party at Elan ATM sites. Carrier represents that the training provided meets all guidelines of any insurance requirements. Carrier's employees, agents or representatives shall make reasonable efforts to comply with Elan's policies and procedures, provided that, Elan has provided Carrier with a written copy of such relevant policies and procedures, upon Carrier's request.

B.
Required Criminal Background and Drug Pre-screening of Personnel. Carrier hereby represents that it conducts, at no additional cost to Elan, the Required Pre-screening measures, listed herein below, for all of Carrier's agents and employees ("Personnel") assigned to work for Elan. Provided, however, that Carrier understands that Carrier shall be solely responsible for compliance with all local, state and federal laws and regulations applicable to the Required Pre-screening measures and Carrier's Personnel.

1.
References and Employment Verification. Personal and business reference checks resulting in reasonable and satisfactory verification of previous employment and of periods of non-employment (such as enrollment in colleges or universities, etc.); and

2.
Drug Test.  At a minimum a five panel drug test must be conducted within twenty-four (24) hours of informing the specified personnel of his/her assignment at Elan or its affiliate. At a minimum, the drug test must meet the standards set forth in the attached protocol (Attachment 1, "Drug Screening Protocol"). The specified personnel may begin work under this Agreement only if the drug test results are negative. If the Carrier has conducted the required tests with regard to the assigned employee at some point prior to the assignment and, since such testing, the employee has been continuously employed by Carrier, the requirements set forth in this Section 2.b shall be deemed to have been fulfilled by Carrier.

3.
Criminal Background Check.  At a minimum, the criminal background check must include the county or counties listed by Carrier's Personnel as current places of residence and employment, and for past places of residence and employment for the previous ten (10) years. See the Section, Social Security Number Cross Check, below, an expanded criminal background check may be required in certain cases.

4.
Social Security Number Cross Check. Where the social security number cross check results in the discovery of additional (undisclosed) counties, in such undisclosed counties, the criminal background check for the particular Personnel will include those undisclosed counties.

C.
Carrier's Personnel may not begin work under this Agreement if any of the Required Prescreening measures, as set forth above, have not been conducted or if the drug test results are positive or if there are disclosed or undisclosed criminal convictions, or pretrial diversion, which violate FDIC Section 19 guidelines (acts of dishonesty or breach of trust, theft); or conviction or pretrial diversion for criminal offences concerning the manufacture, sale, distribution of or trafficking in controlled substances, to the extent that pretrial diversions are able to be considered under state law.

D.
If the Required Pre-screening measures result in positive drug test results and/or discovery/disclosure of any criminal convictions or pretrial diversion (other than minor traffic offenses) for any of Carrier's Personnel, each of such Personnel shall not begin servicing Elan's ATMs unless:

1.
Carrier forwards the Required Pre-screening results for each of such Personnel to Customer's Director of Employment Services, (provided that Carrier shall be responsible for forwarding such only in compliance with all applicable local, state, and federal laws); and

2.
Elan's Director of Employment Services consents specifically and in writing to assignment of each of such Personnel to work for Elan under this Agreement. Additionally, at Elan's written request, with respect to any Carrier Personnel assigned to work for Elan under this Agreement and specified in such written request, Carrier shall verify in writing that the Required Pre-screening measures were conducted, that the drug test results were negative, and that no criminal offenses (other than minor traffic offenses) were discovered. Elan acknowledges that to the extent Carrier is not subject to the FDIC regulations, Carrier must comply with various state laws regarding employment practices. Notwithstanding the foregoing, if Carrier's compliance with state law results in Carrier's employee failing to satisfy any one or more of the above listed pre-screening criteria, Carrier shall not permit such employee to provide service to Elan without Elan's advance written consent.

3.
Subcontractors.  Carrier agrees not to contract with any subcontractor or other third person to perform, in whole or in part, any of Carrier's obligations hereunder without the prior written consent of Elan, which consent or refusal shall not be unreasonably delayed. Carrier agrees it will require all subcontractors to consent, in writing, to i) perform their services in accordance with the terms and conditions and the standards set forth in this Agreement, including but not limited to the terms of Section VI, Confidentiality, and ii) to defend and indemnify Elan from and against actions, suits, proceedings, claims or liability based on their acts and omission to the same extent Carrier agrees to defend and indemnify Elan. Notwithstanding the foregoing, Carrier agrees to be responsible to Elan for any breach of this Agreement by a Subcontractor to the same extent that Carrier would be responsible to Elan for Carrier's own such breach of the Agreement.

IX.	CARRIER LIABILITY.

A.
Carrier shall be liable for Losses from an ATM if such losses result from Carrier's actions, or failure to act, including without limitation (a) kidnapping or robbery of Carrier employees, (b) negligence or dishonesty of Carrier employees, management or owners, or (c) damage to Currency cassettes or cartridges caused by Carrier.

B.
Carrier shall not be liable for Losses resulting from (a) ATM equipment hardware malfunction, (b) currency dispensed due to mistake for fraudulent instruction, manually or electronically transmitted to an ATM, (c) access to the ATM by a third party which access is not made possible by Carrier, or (d) breaking and entering or burglary to the ATM.

ELAN FINANCIAL SERVICES		NATIONWIDE MONEY SERVICES
(“Elan”)		(“ATM Owner”)

By:	/s/ Stephen Gauger	By:	/s/ George A. McQuain
Print:	Stephen Gauger	Print:	George A. McQuain
Title:	Vice President	Title:	CEO
Date:	10/14/09	Date:

NATIONWIDE MONEY SERVICES		PENDUM, LLC
(“ATM Manager”)		(“Carrier”)

By:	/s/ George A. McQuain	By:	/s/ David Maginsky
Print:	George A. McQuain	Print:	David Maginsky
Title:	CEO	Title:	SVP and General Counsel
Date:		Date:	10/8/09

CONFIDENTIAL

EXHIBIT C

FEES AND CHARGES FOR ATM MANAGER

I.	CURRENCY FEES.

A.
ATM Owner/Manager will be charged a "Cash Rate", defined as the highest Prime Rate as published by The Wall Street Journal for the applicable month per the schedule below, for the Cash Balance by terminal.

Monthly Cash Balance	Cash Rate

0 – 1,000,000	Prime – 1%

1,000,0001+	Prime – 1.25%

The cash rate as quoted above will be applied as a "step rate" and not a "blended rate", meaning, as the outstanding cash balance moves into a higher rate tier, the rate will apply to the entire cash balance. For example, a monthly outstanding balance of $1,875,000 would have a flat rate of Prime minus 25 basis points applies to the entire balance. Alternatively, a monthly outstanding balance of $2,875,000 would have a flat rate of Prime minus 50 basis points applies to the entire outstanding balance.

B.
The "Cash Balance" will be determined by taking the average cash in the terminal multiplied by • a Factor of X. The Factor is determined by the frequency of cash loads during the course of one month of services. Factor Schedule for service frequencies as follows: Every 28 day Service = 1.25; Bi-Weekly Service = 1.45; Weekly Service =1.8; Semi-Weekly Service = 2.55.

Vault Cash valuation example:

ATM is loaded with $10,000 on 1/1, serviced on 1/31 and $2,000 residual cash remains in the ATM. The average cash in the terminal is ($10,000 load + $2,000 residual) / 2, = to $6,000. $6,000 * 1.25 factor = $7,500 (the Cash Balance). For this example, Prime = 7% and the Cash Rate is Prime + 2%, or 9%.

Cash Balance	$7,500.00
Times Cash Rate	9.00%
Times days in the month, Divided by 365 days	31/365 (in a 31 day month)

Calculation	$57.33

II.	CARRIER FEES.

Weekly Cash Replenishment Services	$0.00
Every Other Week Cash Replenishment Services	$0.00
Every 28 Day Cash Replenishment Services	$0.00
Emergency Cash Services	$0.00 per hour
Meet Services	$0.00 per hour

A.	If these fees are $0.00, ATM Manager is paying Carrier directly for Carrier Services.

B.	Fees do not include taxes and surcharges.

III.	OTHER FEES.

Other Fees	One Time	Monthly Recurring	Description
Insurance	$2,500 deductible	$15 per terminal

“At Terminal” insurance – If an ATM is stolen with Currency still present, customer is responsible for the first $2,500 of the Currency lost, per ATM per occurrence.  Bank is responsible for the remainder of the Currency lost.  If the amount lost is less than $2,500, Customer is responsible for the loss in its entirety.

Cash Management		WAIVED	Includes prediction, settlement, reconciliation, exception processing, ordering, coordination of vendors
Full Function Cash Management and Monitoring Package		$6.00 per terminal	Includes prediction, settlement, reconciliation, exception processing, ordering coordination of vendors and Device Monitoring.
Heartbeats		WAIVED on all heartbeats per terminal per day	Heartbeat transactions must be turned on for monitoring. Elan agrees to waive all fees on heartbeat transactions per terminal per day.

A.	These fees are based upon Elan current insurance variables. If these variables change, Bank reserves the right to change rates.

ELAN FINANCIAL SERVICES		NATIONWIDE MONEY SERVICES
(“Elan”)		(“ATM Manager”)

By:	/s/ Stephen Gauger	By:	/s/ George A. McQuain
Print:	Stephen Gauger	Print:	George A. McQuain
Title:	Vice President, Authorized Signer	Title:	CEO
Date:	10/14/09	Date:

EXHIBIT D

ATM LOCATIONS

ATM ID	ATM OWNER	LOCATION NAME	ADDRESS	CITY	STATE	ZIP	MAKE

ELAN FINANCIAL SERVICES		NATIONWIDE MONEY SERVICES
(“Elan”)		(“ATM Owner”)

By:	/s/ Stephen Gauger	By:	/s/ George A. McQuain
Print:	Stephen Gauger	Print:	George A. McQuain
Title:	Vice President	Title:	CEO
Date:	10/14/09	Date:

NATIONWIDE MONEY SERVICES		PENDUM, LLC
(“ATM Manager”)		(“Carrier”)

By:	/s/ George A. McQuain	By:	/s/ David Maginsky
Print:	George A. McQuain	Print:	David Maginsky
Title:	CEO	Title:	SVP and General Counsel
Date:		Date:	10/8/09

CONFIDENTIAL

EXHIBIT E

ELAN FEES AND CHARGES FOR CARRIER

I.	CARRIER FEES.

Weekly Cash Replenishment Services	$0.00
Every Other Week Cash Replenishment Services	$0.00
Every 28 Day Cash Replenishment Services	$0.00
Emergency Cash Services	$0.00 per hour
Meet Services	$0.00 per hour

☒  If this box is checked, this Exhibit is not applicable as ATM Manager pays fees directly to Carrier.

**All fees in this Exhibit are in accordance with Servicing Agreement with U.S. Bank and Carrier, therefore are left blank in this section**